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                                                                     EXHIBIT 5.1

                               STEVEN MORSE, ESQ.
                               MORSE & MORSE, PLLC
                              1400 OLD COUNTRY ROAD
                                    SUITE 320
                               WESTBURY, NY 11590
                                  516-487-1446
                                516-487-1452/FAX
                                 MORGOLD@AOL.COM


Board of Directors                                             December 7, 2007
Ace Marketing & Promotions, Inc.
457 Rockaway Avenue
Valley Stream, NY 11581

Re:   Opinion of Counsel
      Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 File No. 333-138918

Gentlemen:

      You have requested our opinion, as counsel for Ace Marketing & Promotions, Inc., a New York corporation (the "Company"), in connection with a Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, (the "Registration Statement"), under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission for the sale of 1,412,160 shares (the "Registered Shares") of common stock, $.0001 par value (the "Common Stock"), by the selling security holders named in the Registration Statement, including (i) up to 936,372 shares of common stock held by certain security holders and (ii) up to 475,788 shares of common stock issuable upon exercise of common stock purchase warrants.

      We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

      Based upon the foregoing and in reliance thereon, we are of the opinion that the 936.372 shares of common stock held by certain selling security holders are legally issued, fully paid and non-assessable and the 475,788 shares of common stock issuable upon exercise of the warrants will be, when issued in the manner described in the Registration Statement, duly authorized, legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                     Sincerely,

                                                     /s/ MORSE & MORSE, PLLC